1300 Eye Street NW, Suite 600, Washington, DC 20005 main 202.408.6110 fax 202.408.7838 BATESWHITE.COM May 2, 2016 CONSENT OF EXPERT We consent to the incorporation by reference in this Registration Statement on Form S-8 of EnPro Industries, Inc. of excerpts to our report dated February 2, 2010, with respect to the estimation of the liability of Garlock Sealing Technologies LLC for pending and reasonably estimable unasserted future asbestos claims, which excerpts are included in the Annual Report (Form 10-K) of EnPro Industries, Inc. for the year ended December 31, 2015. Charles E. Bates, PhD Chairman